As filed with the Securities and Exchange Commission on March 3, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progyny, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2220139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1359 Broadway
New York, New York 10018
(212) 888-3124
(Address of Principal Executive Offices)
(Zip Code)

Progyny, Inc. 2019 Equity Incentive Plan
Progyny, Inc. 2019 Employee Stock Purchase Plan
(Full title of the plan)

Allison Swartz
General Counsel
Progyny, Inc.
1359 Broadway
New York, New York 10018
(212) 888-3124
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copies to:
Andrew P. Gilbert, Esq.
Rita Patel, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020-1104
(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Progyny, Inc. (the “Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) 3,461,436 additional shares of its common stock under the Registrant’s 2019 Equity Incentive Plan, as amended (the “2019 Plan”), pursuant to the provisions of the 2019 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2019 Plan on January 1, 2025 and that have become available for issuance under the 2019 Plan as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards or shares withheld or reacquired to satisfy the exercise price or tax withholding obligations associated with any award that had been granted under the Registrant’s 2017 Equity Incentive Plan, as amended, and (ii) 853,106 additional shares of its common stock under the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP” and together with the 2019 Plan, the “Plans”), pursuant to the provisions of the 2019 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2019 ESPP on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its common stock for issuance (i) under the Plans on a Registration Statement on Form S-8 filed with the Commission on October 25, 2019 (File No. 333-234342), (ii) under the 2019 Plan on a Registration Statement on Form S-8 dated March 10, 2020 but deemed filed with the Commission on March 11, 2020 (File No. 333-237072), (iii) under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 2, 2021 (File No. 333-253787), (iv) under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 2, 2022 (File No. 333-263240), (v) under the Plans on a Registration Statement on Form S-8 filed with the Commission on March 1, 2023 (File No. 333-270198), and (vi) under the Plans on a Registration Statement on Form S-8 filed with the Commission on February 29, 2024 (File No. 333-277528). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.
PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025.
(b) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on October 22, 2019 (File No. 001-39100) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Progyny, Inc.	8-K	001-39100	3.1	October 31, 2019
4.2	Second Amended and Restated Bylaws of Progyny, Inc.	10-Q	001-39100	3.1	November 12, 2024
4.3	Form of Registrant’s Common Stock Certificate.	S-1/A	333-233965	4.1	October 15, 2019
5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Progyny, Inc. 2017 Equity Incentive Plan and forms of agreements thereunder.	S-8	333-233965	99.2	October 25, 2019
99.2	Amendment No. 1 to the Progyny, Inc. 2017 Equity Incentive Plan.	10-K	001-39100	10.4	March 1, 2021
99.3	Progyny, Inc. 2019 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-233965	10.4	October 15, 2019
99.4	Amendment No. 1 to the Progyny, Inc. 2019 Equity Incentive Plan.	10-K	001-39100	10.6	March 1, 2021
99.5	Progyny, Inc. 2019 Employee Stock Purchase Plan.	S-1/A	333-233965	10.5	October 15, 2019
107*	Filing Fee Table.
*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 3, 2025.

PROGYNY, INC.

By:	/s/ Peter Anevski
Name:	Peter Anevski
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Anevski and Mark Livingston, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Anevski Peter Anevski	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2025

/s/ Mark Livingston Mark Livingston	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2025

/s/ David Schlanger David Schlanger	Director	March 3, 2025

/s/ Jeffrey Park Jeffrey Park	Lead Independent Director	March 3, 2025

/s/ Fred Cohen, M.D., D.Phil. Fred Cohen, M.D., D.Phil.	Director	March 3, 2025

/s/ Lloyd Dean Lloyd Dean	Director	March 3, 2025

/s/ Kevin Gordon Kevin Gordon	Director	March 3, 2025

/s/ Roger Holstein Roger Holstein	Director	March 3, 2025

/s/Debra Morris Debra Morris	Director	March 3, 2025

/s/ Norman Payson, M.D. Norman Payson, M.D.	Director	March 3, 2025

/s/ Cheryl Scott Cheryl Scott	Director	March 3, 2025